Exhibit 10.1

AMENDMENT TO RIGHTS AGREEMENT

BETWEEN VERITY, INC. AND

BANK BOSTON, N.A.

THIS AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”) is made as of the 3rd day of November, 2005, by and between VERITY, INC., a Delaware corporation (the “Company”), and EQUISERVE TRUST COMPANY, N.A. (successor-in-interest to BankBoston, N.A.) (the “Rights Agent”).

WHEREAS, the Company is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), among the Company, Autonomy Corporation plc, a corporation formed under the laws of England and Wales (“Parent”), and Crick Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, and the Company shall become a wholly-owned subsidiary of Parent;

WHEREAS, the Company and the Rights Agent (as successor Rights Agent to BankBoston, N.A.) are parties to that certain Rights Agreement, dated as of September 18, 1996, as it was amended on July 23, 1999 (the “Rights Agreement”);

WHEREAS, the Company desires to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement; and

WHEREAS, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

2. The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is amended by adding the following sentence to the end of that section:

Notwithstanding the foregoing, no Person shall be or become an Acquiring Person by reason of (i) the execution and delivery of the Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), among the Company, Autonomy Corporation plc, a corporation formed under the laws of England and Wales (“Parent”), and Crick Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”) and dated as of November 3, 2005 (the “Merger Agreement”) or the execution of any amendment thereto, (ii) the execution and delivery of those Voting Agreements executed by Parent and each of the persons listed on the signature page of such Voting Agreements in connection with the execution and delivery of the Merger Agreement and dated as of November 3, 2005 (the “Voting Agreements”) or the execution of any amendment thereto, (iii) the merger of Merger Sub with and into the Company pursuant to, and on the terms and subject to the conditions set forth in, the Merger Agreement (the “Merger”), or (iv) the consummation of any other transaction contemplated by the Merger Agreement, as it may be amended from time to time.

3. The definition of “Stock Acquisition Date” in Section l(ee) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

Notwithstanding anything else set forth in this Agreement, a Stock Acquisition Date shall be deemed not to have occurred by reason of (i) the execution and delivery or amendment of the Merger Agreement or the Voting Agreements, (ii) the Merger or (iii) the consummation of any other transaction contemplated by the Merger Agreement.

4. Section 3 of the Rights Agreement is hereby amended by adding the following subsection to the end of that section:

(e) Notwithstanding anything else set forth in this Agreement, no Distribution Date shall be deemed to have occurred by reason of (i) the execution and delivery or amendment of the Merger Agreement or the Voting Agreements, (ii) the Merger or (iii) the consummation of any other transaction contemplated by the Merger Agreement.

5. Section 7(a) of the Rights Agreement is hereby amended to delete the word “or” at the end of Section 7(a)(ii), by deleting the remainder of the text in Section 7(a) following “(iii)” and replacing it with:

the time at which all such Rights are exchanged as provided in Section 24 hereof, or (iv) the moment in time immediately prior to the effective time of the Merger, as such term is defined in the Merger Agreement (the earlier to occur of the events described in clauses (i) and (iv) of this section shall be referred to as the “Final Expiration Date”).

6. Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

Notwithstanding anything else set forth in this Agreement, no event requiring an adjustment under this Section 11(a)(ii) shall be deemed to have occurred by reason of (i) the execution and delivery or amendment of the Merger Agreement or the Voting Agreements, (ii) the Merger or (iii) the consummation of any other transaction contemplated by the Merger Agreement.

7. Section 13(a) of the Rights Agreement is hereby amended by replacing the first twelve words of such section, which read “In the event that following the first occurrence of a Flip-In Event” with “In the event that, following the Stock Acquisition Date, or, if a transaction is proposed, the Distribution Date”. The remaining portion of Section 13(a) shall be unchanged and shall remain in full force and effect.

8. The first phrase of Section 13(c) of the Rights Agreement is hereby amended to read as follows:

The Company shall not consummate any consolidation, merger (other than the Merger), sale or transfer referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party at its own expense shall: . . .

The remaining portion of Section 13(c) shall be unchanged and shall remain in full force and effect.

9. Section 26 of the Rights Agreement is hereby amended by removing the text:

“First National Bank of Boston

435 Tasso Street, Suite 250

Palo Alto, CA 94301

Attention: Shareholder Services Division”

and replacing it with:

“EquiServe Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attention: General Counsel”

10. There is hereby added to the end of Exhibit C to the Rights Agreement, following the provision entitled “Amendment of Rights”, the following:

EXCEPTION:	Notwithstanding the foregoing, the provisions of the Rights Agreement will not be triggered by the execution and delivery of the Agreement and Plan of Merger, among the Company, Autonomy Corporation plc, a corporation formed under the laws of

England and Wales (“Parent”), and Crick Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”) and dated as of November 3, 2005 (the “Merger Agreement”) or the execution of any amendment thereto.

11. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

12. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

13. Nothing in this Amendment shall be construed to give to any person or corporation other than the Company, Parent, Merger Sub, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, Parent, Merger Sub, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

14. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

15. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

16. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17. The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 27 of the Rights Agreement.

IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

VERITY, INC.

By:	/s/ Anthony Bettencourt
Name:	Anthony Bettencourt
Title:	Chief Executive Officer

Attest:	/s/ Timothy J. Moore
Name:	Timothy J. Moore
Title:	Secretary

EQUISERVE TRUST COMPANY, N.A.

By:	/s/ Carol Mulvey-Eori
Name:	Carol Mulvey-Eori
Title:	Managing Director

Attest:	/s/ Monique Hughes
Name:	Monique Hughes
Title:	Account Manager